UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2006
Asyst Technologies, Inc.
(Exact Name of Registrant, as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	000-22430 (Commission File Number)	94-2942251 (IRS Employer Identification Number)

46897 Bayside Parkway, Fremont, California (Address of Principal Executive Offices)		94538 (Zip Code)
Registrant’s telephone number, including area code: (510) 661-5000
Not applicable
(Former Name or Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (c) On June 13, 2006, James Wheat, Asyst’s Corporate Controller, was designated as acting principal financial officer during the period that Asyst conducts a search for a replacement Chief Financial Officer. We previously reported that our former Chief Financial Officer, Robert J. Nikl, was leaving our company in June 2006.
     Mr. Wheat, age 48, has served as our Corporate Controller since July 2005. From 2001 to March 2003 and from April 2004 to July 2005, he was a financial consultant specializing in interim chief financial officer, corporate controller, and internal audit positions, as well as other technical positions, with various clients. From March 2003 to April 2004, he was Senior Director of Finance at Sybase, Inc. Mr. Wheat holds an MBA from The Wharton School and a BBA from the University of Michigan and is a licensed Certified Public Accountant.
     The terms of the existing employment arrangement between Mr. Wheat and the company, an at-will offer letter under which Mr. Wheat receives a base salary of $175,000 per year, remain unchanged.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASYST TECHNOLOGIES, INC.

Date: June 19, 2006	By:	/s/ Robert A. Dobbin

Robert A. Dobbin
Asst. Secretary

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